Apollo Global Management, LLC Fourth Quarter and Full Year 2016 Earnings Exhibit 99.2 February 3, 2017

Apollo 4Q'16 and Full Year Financial Results Highlights

APOLLO

GAAP Results

($ in millions, except per share data)	4Q'16	Per Share	FY'16	Per Share
▪ Net Income	$394.3	N/A	$970.3	N/A
▪ Net Income Attributable to Apollo Global Management, LLC	$167.0	$0.87	$402.9	$2.11

Non-GAAP Measures & Distribution

($ in millions, except per share data)	4Q'16	Per Share	FY'16	Per Share
▪ Economic Net Income ("ENI")	$394.1	$0.98	$946.7	$2.36
▪ Fee Related Earnings ("FRE") (410.0 million shares[1])	$131.5	N/A	$529.9	N/A
▪ Distributable Earnings ("DE") After Taxes and Related Payables	$225.9	$0.55	$638.3	$1.56

- Declared 4Q'16 distribution of $0.45 per Class A share and equivalent (payout ratio of 82%), bringing FY'16 distributions to $1.42 per Class A share (payout ratio of 91%)

Assets Under Management

- Total Assets Under Management ("AUM") of $191.7 billion
- Fee-Generating AUM ("FGAUM") of $150.8 billion
- Carry-Eligible AUM ("CEAUM") of $88.9 billion and Carry-Generating AUM ("CGAUM") of $55.6 billion
- Dry Powder of $25.9 billion available for investment

Business Drivers

- *Inflows:* $6.6 billion of capital inflows ($34.8 billion FY'16)
- *Deployment:* $3.5 billion invested ($15.9 billion FY'16)
- *Realizations:* $1.7 billion of capital returned to investors ($5.4 billion FY'16)
- *Performance:* Private Equity Fund Appreciation 5.9% (13.5% FY'16)
  Credit Gross Return[2] 2.1% (11.2% FY'16)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 35. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5 and 22-24.

(1) Shares are based on end of period Distributable Earnings Shares Outstanding

(2) Represents total Credit gross return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.8% for 4Q'16 and 9.9% for FY'16.

1

GAAP Consolidated Statements of Operations (Unaudited)

APOLLO

- Net Income was $394.3 million for the quarter; Net Income Attributable to Apollo Global Management, LLC (Class A shares) was $167.0 million for the quarter

($ in thousands, except share data)	4Q'15	3Q'16	4Q'16	FY'15	FY'16
Revenues:					
Management fees from related parties	$236,158	$274,313	$268,342	$930,194	$1,043,513
Advisory and transaction fees from related parties, net	(20,083)	29,801	43,966	14,186	146,665
Carried interest income (loss) from related parties	(22,424)	199,617	373,072	97,290	780,206
Total Revenues	193,651	503,731	685,380	1,041,670	1,970,384
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	84,507	92,591	99,117	354,524	389,130
Equity-based compensation	23,890	26,163	28,780	97,676	102,983
Profit sharing expense	(4,706)	90,152	177,307	85,229	357,074
Total Compensation and Benefits	103,691	208,906	305,204	537,429	849,187
Interest expense	7,617	12,832	12,977	30,071	43,482
General, administrative and other	73,609	58,566	59,715	255,061	247,000
Placement fees	2,612	1,953	20,468	8,414	26,249
Total Expenses	187,529	282,257	398,364	830,975	1,165,918
Other Income:					
Net gains from investment activities	14,231	17,746	89,434	121,723	139,721
Net gains from investment activities of consolidated variable interest entities	11,011	800	2,198	19,050	5,015
Income (loss) from equity method investments	(3,224)	23,213	38,822	14,855	103,178
Interest income	829	1,192	999	3,232	4,072
Other income (loss), net	931	(40)	4,077	7,673	4,562
Total Other Income	23,778	42,911	135,530	166,533	256,548
Income before income tax provision	29,900	264,385	422,546	377,228	1,061,014
Income tax provision	(5,536)	(29,667)	(28,199)	(26,733)	(90,707)
Net Income	24,364	234,718	394,347	350,495	970,307
Net income attributable to Non-Controlling Interests	(18,273)	(140,099)	(227,380)	(215,998)	(567,457)
Net Income Attributable to Apollo Global Management, LLC	$6,091	$94,619	$166,967	$134,497	$402,850
Distributions Declared and Paid per Class A Share	$0.35	$0.37	$0.35	$1.96	$1.25
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.02	$0.50	$0.87	$0.61	$2.11
Net Income Available to Class A Share – Diluted	$0.02	$0.50	$0.87	$0.61	$2.11
Weighted Average Number of Class A Shares Outstanding – Basic	180,370,747	184,438,515	185,146,949	173,271,666	183,998,080
Weighted Average Number of Class A Shares Outstanding – Diluted	180,370,747	184,438,515	185,146,949	173,271,666	183,998,080

2

($ in thousands, except share data) As of December 31, 2016 As of December 31, 2015 Assets: Cash and cash equivalents $806,329 $612,505 Cash and cash equivalents held at consolidated funds 7,335 4,817 Restricted cash 4,680 5,700 Investments 1,494,744 1,154,749 Assets of consolidated variable interest entities 1,001,811 1,030,772 Carried interest receivable 1,257,105 643,907 Due from related parties 254,853 247,835 Deferred tax assets 572,263 646,207 Other assets 118,860 95,844 Goodwill 88,852 88,852 Intangible assets, net 22,721 28,620 Total Assets $5,629,553 $4,559,808 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $57,465 $92,012 Accrued compensation and benefits 52,754 54,836 Deferred revenue 174,893 177,875 Due to related parties 638,126 594,536 Profit sharing payable 550,148 295,674 Debt 1,352,447 1,025,255 Liabilities of consolidated variable interest entities 854,579 887,252 Other liabilities 81,613 43,387 Total Liabilities 3,762,025 3,170,827 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Class A shares, no par value, unlimited shares authorized, 185,460,294 and 181,078,937 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at December 31, 2016 and December 31, 2015 — — Additional paid in capital 1,830,025 2,005,509 Accumulated deficit (986,186) (1,348,384) Accumulated other comprehensive loss (8,723) (7,620) Total Apollo Global Management, LLC shareholders’ equity 835,116 649,505 Non-Controlling Interests in consolidated entities 90,063 86,561 Non-Controlling Interests in Apollo Operating Group 942,349 652,915 Total Shareholders’ Equity 1,867,528 1,388,981 Total Liabilities and Shareholders’ Equity $5,629,553 $4,559,808 GAAP Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $5.6 billion as of December 31, 2016, an increase of $1.1 billion, or 23%, compared to December 31, 2015 3

Summary of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)	4Q'15	3Q'16	4Q'16	FY'15	FY'16
Management Fees	$233,149	$258,485	$246,598	$911,893	$977,649
Advisory and Transaction Fees from Related Parties, net	(20,083)	30,251	43,966	14,186	147,115
Carried Interest Income (Loss) from Related Parties	(22,424)	203,327	375,042	97,290	785,886
Total Revenues	**190,642**	**492,063**	**665,606**	**1,023,369**	**1,910,650**
Salary, Bonus and Benefits	84,577	86,804	93,194	355,922	366,890
Equity-Based Compensation	16,772	16,154	15,872	62,184	64,468
Profit Sharing Expense	(5,680)	76,791	148,619	86,031	316,650
Other Expenses	69,016	53,006	72,548	230,745	242,923
Total Expenses	**164,685**	**232,755**	**330,233**	**734,882**	**990,931**
Other Income Net of Non-Controlling Interests	4,904	23,340	117,002	107,170	192,548
Economic Income	**$30,861**	**$282,648**	**$452,375**	**$395,657**	**$1,112,267**
Taxes	2,027	(51,896)	(58,269)	(10,518)	(165,522)
Economic Net Income	**$32,888**	**$230,752**	**$394,106**	**$385,139**	**$946,745**
Per Share	*$0.08*	*$0.58*	*$0.98*	*$0.96*	*$2.36*
Fee Related Earnings	**$113,349**	**$146,483**	**$131,465**	**$422,047**	**$529,874**
Distributable Earnings	**$130,612**	**$152,636**	**$226,226**	**$622,821**	**$647,932**
Taxes and Related Payables	(3,425)	(4,105)	(289)	(9,715)	(9,635)
Distributable Earnings After Taxes and Related Payables	**$127,187**	**$148,531**	**$225,937**	**$613,106**	**$638,297**
Per Share of Common & Equivalent[(1)]	*$0.31*	*$0.36*	*$0.55*	*$1.50*	*$1.56*
Net Distribution per Share of Common & Equivalent[(1)]	**$0.28**	**$0.35**	**$0.45**	**$1.38**	**$1.42**
Payout Ratio	*90%*	*97%*	*82%*	*92%*	*91%*

(1) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 25 for the share reconciliation.

4

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC	**$6,091**	**($32,828)**	**$174,092**	**$94,619**	**$166,967**	**$134,497**	**$402,850**
Net (income) loss attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	10,146	2,035	2,078	(222)	1,898	21,364	5,789
Net (income) loss attributable to Non-Controlling Interests in the Apollo Operating Group	8,127	(43,768)	239,633	140,321	225,482	194,634	561,668
GAAP Net Income (Loss)	**$24,364**	**($74,561)**	**$415,803**	**$234,718**	**$394,347**	**$350,495**	**$970,307**
Income tax provision (benefit)	5,536	(5,147)	37,988	29,667	28,199	26,733	90,707
GAAP Income (Loss) Before Income Tax (Provision) Benefit	**$29,900**	**($79,708)**	**$453,791**	**$264,385**	**$422,546**	**$377,228**	**$1,061,014**
Transaction related charges and equity-based compensation[(1)]	11,107	(147)	7,421	18,041	31,727	39,793	57,042
Net (income) loss attributable to Non-Controlling Interests in consolidated entities and Appropriated Partners' Capital	(10,146)	(2,035)	(2,078)	222	(1,898)	(21,364)	(5,789)
Economic Income (Loss)	**$30,861**	**($81,890)**	**$459,134**	**$282,648**	**$452,375**	**$395,657**	**$1,112,267**
Income tax (provision) benefit on Economic Income (Loss)	2,027	8,926	(64,283)	(51,896)	(58,269)	(10,518)	(165,522)
Economic Net Income (Loss)	**$32,888**	**($72,964)**	**$394,851**	**$230,752**	**$394,106**	**$385,139**	**$946,745**
Income tax provision (benefit)	(2,027)	(8,926)	64,283	51,896	58,269	10,518	165,522
Carried interest (income) loss from related parties	32,175	129,885	(322,193)	(201,020)	(369,617)	(56,665)	(762,945)
Total profit sharing expense	(5,680)	(33,493)	124,733	76,791	148,619	86,031	316,650
Equity-based compensation	16,772	16,720	15,722	16,154	15,872	62,184	64,468
Investment (income) loss and other	39,221	67,582	(124,274)	(28,090)	(115,784)	(65,160)	(200,566)
Fee Related Earnings	**$113,349**	**$98,804**	**$153,122**	**$146,483**	**$131,465**	**$422,047**	**$529,874**
Net realized carried interest income	13,994	6,817	11,791	13,220	83,325	221,522	115,153
Non-cash revenues	(842)	(842)	(843)	(842)	(842)	(35,211)	(3,369)
Investment (income) loss and other	1,542	(2,605)	(2,271)	(8,660)	9,882	3,987	(3,654)
Depreciation and amortization	2,569	2,581	2,516	2,435	2,396	10,476	9,928
Distributable Earnings	**$130,612**	**$104,755**	**$164,315**	**$152,636**	**$226,226**	**$622,821**	**$647,932**
Taxes and related payables	(3,425)	(2,273)	(2,968)	(4,105)	(289)	(9,715)	(9,635)
Distributable Earnings After Taxes and Related Payables	**$127,187**	**$102,482**	**$161,347**	**$148,531**	**$225,937**	**$613,106**	**$638,297**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.

5

Shareholder Distribution

APOLLO

- Generated $0.55 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.45 per Class A share to holders of record as of February 21, 2017, which is payable on February 28, 2017

($ in thousands, except per share data)	4Q'15	3Q'16	4Q'16	FY'15	FY'16
Distributable Earnings	**$130,612**	**$152,636**	**$226,226**	**$622,821**	**$647,932**
Taxes and Related Payables	(3,425)	(4,105)	(289)	(9,715)	(9,635)
DE After Taxes and Related Payables	**$127,187**	**$148,531**	**$225,937**	**$613,106**	**$638,297**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	(75)	3	101	12	110
DE Before Certain Payables[1]	127,112	148,534	226,038	613,118	638,407
Percent to Common & Equivalents	47%	47%	47%	47%	47%
DE Before Other Payables Attributable to Common & Equivalents	59,908	69,821	107,246	290,420	302,899
Less: Taxes & Related Payables Attributable to Common & Equivalents	75	(3)	(101)	(12)	(110)
DE Attributable to Common & Equivalents	**$59,983**	**$69,818**	**$107,145**	**$290,408**	**$302,789**
Per Share of Common & Equivalent[2]	***$0.31***	***$0.36***	***$0.55***	***$1.50***	***$1.56***
Retained Capital per Share of Common & Equivalent[2][3]	*(0.03)*	*(0.01)*	*(0.10)*	*(0.12)*	*(0.14)*
Net Distribution per Share of Common & Equivalent[2]	***$0.28***	***$0.35***	***$0.45***	***$1.38***	***$1.42***
Payout Ratio	*90%*	*97%*	*82%*	*92%*	*91%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 25 for the share reconciliation.

(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

6

Private Equity

APOLLO

Commentary

- Robust Economic Income driven by strong net carried interest income primarily generated by traditional and natural resources private equity funds, as well as higher Fee Related Earnings
- Private Equity fund appreciation during the quarter of 5.9%[1] was driven by appreciation in private and public portfolio company holdings
- Inflows driven by co-investment capital and the final close of the second natural resources fund, bringing total commitments to $3.5 billion
- Committed or deployed $1.9 billion of capital during the quarter, $0.5 billion of which is not yet deployed; total committed but not yet deployed capital[2] at quarter end was $2.5 billion (including co-investments)
- Commenced fundraising for the ninth vintage of our flagship private equity fund strategy
- At quarter-end, Fund VIII was 67% committed or deployed[7]

Business Drivers

	4Q'16	FY'16
Inflows	$722mm	$5.7bn
Deployment	$1.4bn	$9.6bn
Realizations	$609mm	$1.1bn
Performance[1]	5.9%	13.5%

Financial Results Summary

($ in thousands)	4Q'15	3Q'16	4Q'16
Management fees	$75,094	$91,545	$79,014
Advisory and transaction fees	(24,975)	26,601	41,060
Carried interest income (loss)	(45,367)	84,863	304,460
Total Revenues	4,752	203,009	424,534
Compensation and benefits	23,494	65,677	156,782
Other expenses	31,136	18,448	16,811
Total Expenses	54,630	84,125	173,593
Other Income (Loss)	(628)	11,490	30,818
Economic Income (Loss)	**($50,506)**	**$130,374**	**$281,759**
Fee Related Earnings	**$35,367**	**$67,269**	**$75,161**

Supplemental Information

$44 billion AUM



Committed $2bn[2]
Dry Powder $14bn
Invested AUM $27bn
Other $3bn[3]
Co-Investments $5bn[4]

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

Fund VIII

67% Committed or Deployed[7]

PE Portfolio

79% Private / 21% Public[8]

Public Equity Holding	***Fund***	***Shares Held (mm)***
Norwegian (NCLH)[5]	*Fund VI & VII*	*36.1*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Caesars Acquisition (CACQ)[5][6]	*Fund VI*	*28.0*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*52.2*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*34.8*
Hostess (TWNK)	*Fund VII*	*21.5*
Ladbrokes (LCL)	*Fund VI & VII*	*130.9*

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of December 31, 2016 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Does not include shares of Caesars Entertainment (CZR) held by Fund VI and Athene in associated co-investment vehicles. (7) Represents capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. (8) Excludes Athene shares held by AAA.

7

Credit

APOLLO

Commentary

- Strong Economic Income driven by an increase in the fair value of Athene and solid investment performance across the platform, partially offset by lower FRE due to increased fund placement fees
- Credit gross and net returns[1] of 2.1% and 1.8%, respectively, for the quarter due to strong appreciation across fund categories
- Inflows primarily driven by the first closing of the third European Principal Finance fund, Advisory assets, as well as a variety of Liquid/Performing strategies, including Total Return and CLOs
- Capital deployment activity driven by structured credit, opportunistic investments, and insurance linked securities
- Athene completed its initial public offering during the quarter and began trading on the New York Stock Exchange on December 9, 2016

Business Drivers

	4Q'16	FY'16
Inflows	**$5.1bn**	**$26.2bn**
Deployment	**$1.0bn**	**$3.7bn**
Realizations	**$601mm**	**$1.8bn**
Performance[1]	**2.1%**	**11.2%**

Financial Results Summary

($ in thousands)	4Q'15	3Q'16	4Q'16
Management fees	$143,451	$151,386	$151,560
Advisory and transaction fees	3,333	2,612	2,475
Carried interest income	17,618	112,002	60,885
Total Revenues	164,402	266,000	214,920
Compensation and benefits	61,895	99,774	89,620
Other expenses	32,253	29,884	50,380
Total Expenses	94,148	129,658	140,000
Other Income	8,459	13,058	87,761
Non-Controlling Interest	(2,918)	(510)	(2,394)
Economic Income	**$75,795**	**$148,890**	**$160,287**
Fee Related Earnings	**$75,633**	**$76,454**	**$51,929**

Supplemental Information

($ in billions) ***$137 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	4Q'16 Gross Return[1]	FY'16 Gross Return[1]
Liquid/Performing	$36	$32	$20	$16	1.6%	9.6%
Drawdown[2]	$24	$14	$22	$8	3.1%	16.5%
Permanent Capital Vehicles						
Permanent Capital Vehicles ex Athene Non-Sub-Advised[3]	$12	$11	$10	$9	2.8%	9.6%
Athene Non-Sub-Advised[3]	$55	$55	—	—		
Advisory[4]	$10	—	—	—		
Total Credit	**$137**	**$112**	**$52**	**$33**	**2.1%**	**11.2%**

(1) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 4Q'16 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 1.5%, 2.6%, 2.0%, respectively, and 1.8% for total Credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The FY'16 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 9.0%, 14.1%, 5.9%, respectively, and 9.9% for total Credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.3% and 12.6%, respectively, as of December 31, 2016. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) Athene Non-Sub-Advised reflects total Athene-related AUM of $70.8 billion less $15.7 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. Athene Non-Sub-Advised includes $4.4 billion of Athene AUM for which AAME provides investment advisory services. (4) Advisory refers to certain assets advised by AAME.

8

Real Estate

APOLLO

Commentary

- Strong Economic Income driven by rising net carried interest income and Fee Related Earnings
- Year-over-year growth in management fees driven by both the real estate equity and debt businesses
- Real estate U.S. equity fund combined gross return[(1)] of 5.3% for the quarter due to strong operating results and valuation increases throughout the portfolio
- Inflows and Deployment for the quarter driven by capital raised and invested for the commercial mortgage REIT (ARI) managed by Apollo along with investment activity for the AGRE Debt Fund and managed accounts
- Realization activity for the quarter driven by both debt and equity funds

Business Drivers

	4Q'16	FY'16
Inflows	$822mm	$2.9bn
Deployment	$1.1bn	$2.6bn
Realizations	$516mm	$2.5bn
Performance[(1)]	5.3%	16.1%

Financial Results Summary

($ in thousands)	4Q'15	3Q'16	4Q'16
Management fees	$14,604	$15,554	$16,024
Advisory and transaction fees	1,559	1,038	431
Carried interest income	5,325	6,462	9,697
Total Revenues	21,488	23,054	26,152
Compensation and benefits	10,280	14,298	11,283
Other expenses	5,627	4,674	5,357
Total Expenses	15,907	18,972	16,640
Other Income (Loss)	(9)	(698)	817
Economic Income	**$5,572**	**$3,384**	**$10,329**
Fee Related Earnings	**$2,349**	**$2,760**	**$4,375**

Supplemental Information

$11 billion AUM



Equity
$2.8bn
Debt
$8.6bn

(1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 4Q'16 and FY'16 combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 4.4% and 12.8%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 17.1% and 13.8%, respectively, as of December 31, 2016.

9

Total AUM & Fee-Generating AUM

APOLLO

4Q'16 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'16	**$42,181**	**$135,396**	**$11,059**	**$188,636**
Inflows	722	5,101	822	6,645
Outflows[2]	(48)	(2,787)	—	(2,835)
Net Flows	674	2,314	822	3,810
Realizations	(609)	(601)	(516)	(1,726)
Market Activity	1,382	(502)	88	968
4Q'16	**$43,628**	**$136,607**	**$11,453**	**$191,688**

Total AUM Highlights

Private Equity

Inflows: Capital raised for co-investment ($589 million) and net segment transfers ($133 million) *Realizations:* Fund VII ($469 million) driven by Hostess Brands and various debt securities; Fund VI ($46 million); and ANRP II ($44 million) *Market Activity:* Appreciation driven by traditional private equity funds and natural resources funds

Credit

Inflows: EPF III ($2.2 billion); Advisory assets ($1.0 billion); Liquid/Performing funds ($738 million); managed accounts ($663); and MidCap ($540 million) *Outflows:* Net leverage reduction ($1.2 billion); redemptions ($641 million); net decrease in Athene assets ($581 million); and net segment transfers ($352 million) *Realizations:* Drawdown funds ($335 million) and Liquid/Performing funds ($179 million)

Real Estate

Inflows: Net leverage increase ($315 million); real estate debt funds ($288 million); and net segment transfers ($219 million)
Realizations: real estate debt ($398 million) and real estate equity ($118 million)

4Q'16 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'16	**$30,630**	**$110,123**	**$7,916**	**$148,669**
Inflows	384	6,485	811	7,680
Outflows[2]	—	(4,424)	(5)	(4,429)
Net Flows	384	2,061	806	3,251
Realizations	(327)	(308)	(420)	(1,055)
Market Activity	35	(95)	(7)	(67)
4Q'16	**$30,722**	**$111,781**	**$8,295**	**$150,798**

Fee-Generating AUM Highlights

Private Equity

Inflows: Fee-generating capital deployment ($236 million) and net segment transfers ($148 million) *Realizations:* Primarily reflects disposition activity from Funds VI and VII (due to semi-annual fee basis reset)

Credit

Inflows: EPF III ($2.1 billion); net increase in Athene assets ($1.1 billion) driven by $1.8 billion of 3Q'16 assets no longer subject to full fee rebate; fee-generating capital deployment ($875 million); Liquid/Performing funds ($671 million); and MidCap ($540 million) *Outflows:* Net leverage reduction ($1.5 billion); EPF II post investment period fee basis adjustment ($787 million); net segment transfers ($645 million); and redemptions ($553 million) *Realizations:* Liquid/Performing funds ($179 million)

Real Estate

Inflows: Net segment transfers ($497 million); real estate debt funds ($283 million)
Realizations: real estate debt ($382 million) and real estate equity ($38 million)

FY'16 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'15	**$37,502**	**$121,361**	**$11,260**	**$170,123**
Inflows	5,727	26,170	2,870	34,767
Outflows[2]	(1,148)	(11,405)	(505)	(13,058)
Net Flows	4,579	14,765	2,365	21,709
Realizations	(1,121)	(1,827)	(2,472)	(5,420)
Market Activity	2,668	2,308	300	5,276
4Q'16	**$43,628**	**$136,607**	**$11,453**	**$191,688**

FY'16 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'15	**$29,258**	**$101,522**	**$7,317**	**$138,097**
Inflows	2,298	18,327	2,609	23,234
Outflows[2]	(416)	(8,013)	(51)	(8,480)
Net Flows	1,882	10,314	2,558	14,754
Realizations	(404)	(1,071)	(1,611)	(3,086)
Market Activity	(14)	1,016	31	1,033
4Q'16	**$30,722**	**$111,781**	**$8,295**	**$150,798**

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 4Q'16 outflows for Total AUM and FGAUM are $641.2 million and $553.0 million of redemptions, respectively. Included in the FY'16 outflows for Total AUM and FGAUM are $1,832.1 million and $1,497.6 million of redemptions, respectively.*

10

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	4Q'15	3Q'16	4Q'16
Private Equity	$32,782	$34,233	$35,144
Credit	47,207	48,049	51,644
Real Estate	2,440	2,457	2,117
Total	**$82,429**	**$84,739**	**$88,905**

Carry-Generating AUM

($ in millions)

Segment	4Q'15	3Q'16	4Q'16
Private Equity	$9,461	$19,063	$21,521
Credit	16,923	31,648	33,306
Real Estate	516	697	776
Total	**$26,900**	**$51,408**	**$55,603**

4Q'16 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	**$21,521**	**$33,306**	**$776**	**$55,603**
+ Uninvested CE AUM	13,136	11,119	976	25,231
+ Invested AUM Not Currently Generating Carry	487	7,219	365	8,071
Carry-Eligible AUM	**$35,144**	**$51,644**	**$2,117**	**$88,905**

$89 billion
Carry-Eligible AUM



Currently Generating Carry $55.6bn
Uninvested Carry-Eligible AUM $25.2bn
Not Currently Generating Carry $8.1bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Private Equity	**$0.5**	**$0.3**	**32%**
Drawdown	3.7	3.7	30%
Liquid/Performing	3.5	1.9	< 250bps
		—	250-500bps
		0.8	> 500bps
Credit	**7.2**	**6.4**	**20%**
Real Estate	**0.4**	**0.3**	**> 500bps**
Total	**$8.1**	**$7.0**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of December 31, 2016.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

11

Fund VIII $8.3 Natural Resources $3.2 Other PE $2.2 Drawdown $10.4 ▪ Driven by opportunities in the capital goods, materials, energy and healthcare sectors, and opportunities in structured credit assets, life assets and distressed European real estate Capital Deployment Capital Deployment & Dry Powder $26 billion Dry Powder ($ in billions) Private Equity Credit Real Estate 4Q'1 6 Highlight s ($ in millions) Segment 4Q'16 FY’16 Private Equity $1,395 $9,582 Credit(1) 1,027 3,713 Real Estate 1,089 2,638 Total $3,511 $15,933 Real Estate $1.4 Private Equity $13.8 Credit $10.8 Liquid/ Performing $0.1 ▪ Capital deployed across Apollo’s global integrated investment platform totaled $3.5 billion for the quarter and $15.9 billion year-to-date ▪ Pending investment commitments in private equity that have not yet been funded (including co-investments) totaled $2.5 billion as of December 31, 2016 ▪ Dry Powder of $25.9 billion at the end of the quarter, including $9.1 billion of AUM with future management fee potential ▪ Driven by acquisition of Rackspace (network hosting services) and various investments across our natural resources and special situations strategies ▪ Driven primarily by commercial mortgage lending activity across several strategies Permanent Capital Vehicles $0.2 12(1) Reflects capital deployment activity from Drawdown fund strategies.

Segment Balance Sheet Highlights Summary Balance Sheet ($ in millions) 4Q'16 Athene/AAA(2) $729 GP Investments / Other Investments(3) 838 Total Investments $1,567 ($ in millions, except per share amounts and where noted) Through 4Q'16 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(4) 2.7 Total Shares Purchased 3.7 Total Capital Used for Share Purchases(5) $54 Share Repurchase Plan Authorization(6) $250 Average Price Paid Per Share(7) $14.69 Investments Detail Share Repurchase Activitythrough 4Q'16 (1) Investments are presented on an unconsolidated basis. Investments presented in the condensed consolidated statement of financial condition of $1.495 billion include eliminations related to investments in consolidated funds and VIEs. (2) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 15.1 million restricted shares of Athene valued at $43.43 per share and 1.6 million shares of AAA valued at NAV. (3) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (4) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (5) With respect to the reduction of 2.7 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (6) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity- based awards granted under the Plan. (7) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At December 31, 2016, Apollo had $806 million in cash, $1.6 billion of investments, and $709 million of net carried interest receivable for a total net value of $3.1 billion ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded future general partner commitments totaled $608 million at December 31, 2016, of which $184 million related to Fund VIII ▪ Aggregate share repurchases under previously announced plan totaled $54 million through December 31, 2016, with $196 million remaining authorized under the plan 13 ($ in millions) 4Q'16 Cash $806 Investments(1) 1,567 Carried Interest Receivable 1,259 Profit Sharing Payable (550) Total Net Value $3,082 Debt ($1,352) Unfunded Future Commitments $608

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of December 31, 2016		4Q'16			FY'16		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties
Private Equity Funds								
Fund VIII	$333,881		$60,061	$10,653	$70,714	$323,228	$10,653	$333,881
Fund VII	74,655	(1)	64,019	—	64,019	5,922	9,844	15,766
Fund VI	—	(1)(3)	13,753	—	13,753	(94,798)	—	(94,798)
Fund IV and V	2,767	(3)	(3,450)	—	(3,450)	(6,442)	266	(6,176)
ANRP I and II	80,809		59,856	13,326	73,182	80,924	13,326	94,250
AAA / Other(2)(5)	306,354	(3)	38,039	48,203	86,242	59,973	48,203	108,176
Total Private Equity Funds	**$798,466**		**$232,278**	**$72,182**	**$304,460**	**$368,807**	**$82,292**	**$451,099**
Total Private Equity Funds, net of profit share	**530,275**		**147,037**	**35,687**	**182,724**	**254,163**	**38,399**	**292,562**
Credit Funds								
Drawdown	$295,492	(3)	$27,564	$12,255	$39,819	$119,925	$65,047	$184,972
Liquid/Performing	90,035		(46,361)	56,651	10,290	(3,197)	92,041	88,844
Permanent Capital Vehicles	42,369		5,351	5,425	10,776	20,546	22,941	43,487
Total Credit Funds	**$427,896**		**($13,446)**	**$74,331**	**$60,885**	**$137,274**	**$180,029**	**$317,303**
Total Credit Funds, net of profit share	**159,061**		**(14,833)**	**52,381**	**37,548**	**74,261**	**95,315**	**169,576**
Real Estate Funds								
CPI Funds	$368		($393)	$336	($57)	($1,026)	$1,388	$362
U.S. RE Fund I and II	20,263		4,252	132	4,384	1,268	8,160	9,428
Other(5)	11,894		5,210	160	5,370	4,676	3,018	7,694
Total Real Estate Funds	**$32,525**		**$9,069**	**$628**	**$9,697**	**$4,918**	**$12,566**	**$17,484**
Total Real Estate Funds, net of profit share	**19,403**		**5,468**	**684**	**6,152**	**2,717**	**4,382**	**7,099**
Total	**$1,258,887**		**$227,901**	**$147,141**	**$375,042**	**$510,999**	**$274,887**	**$785,886**
Total, net of profit share	**$708,739**	(4)	**$137,672**	**$88,752**	**$226,424**	**$331,141**	**$138,096**	**$469,237**

(1) As of December 31, 2016, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 103% and 82% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2016, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of December 31, 2016, Fund VII had $58.6 million of gross carried interest income, or $32.6 million net of profit sharing, in escrow. With respect to Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA includes $229.8 million of carried interest receivable, or $149.2 million net of profit sharing, from AAA Investments, L.P. which Apollo may elect to receive in cash or in common shares of Athene Holding (valued at the then fair market value); and if Apollo elects to receive payment of such carried interest in cash, then common shares of Athene Holding shall be distributed to Apollo and immediately sold by Apollo to pay for such carried interest in cash.

(3) As of December 31, 2016, certain credit funds and certain private equity funds had $60.6 million and $56.0 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $332.4 million and $406.6 million, respectively, as of December 31, 2016.

(4) There was a corresponding profit sharing payable of $550.1 million as of December 31, 2016, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $106.3 million.

(5) Other includes certain SIAs.

14

Permanent Capital Vehicles

APOLLO

- As of December 31, 2016, Apollo had $86.7 billion of AUM across six Permanent Capital Vehicles[(1)]
- Apollo generated $453.1 million of fee related revenue from Permanent Capital Vehicles during the full year 2016, representing 39% of total fee related revenue during the year ended December 31, 2016
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 52% as of December 31, 2016. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM



($ in billions)
$7
10%
$25
22%
$72
45%
$87
45%
2010
2012
2014
2016
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)	4Q'16
Athene[(2)]	*$70,832*
MidCap	*7,181*
Apollo Investment Corp (AINV)[(3)]	*4,386*
Apollo Commercial Real Estate Finance (ARI)[(4)]	*3,434*
Apollo Senior Floating Rate Fund (AFT)	*431*
Apollo Tactical Income Fund (AIF)	*386*
Total AUM in Permanent Capital Vehicles	**$86,650**

	FY'16
***Fee Related Revenue from Permanent Capital Vehicles** ($ in thousands)*	*$453,098*
% of Total Fee Related Revenue	*39%*

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 34 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 16 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene as of December 31, 2016.

(3) Amounts are as of September 30, 2016. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company.

(4) Amounts are as of September 30, 2016. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

15

Athene AUM Sub-Advised AUM by Asset Category A Athene 2010 2012 2014 2016 Period Ending $2 $16 $60 $71 ($ in billions) 4Q'16 Private Equity $1.1 Credit $10.5 Liquid/Performing 9.4 Drawdown 1.1 Real Estate $4.1 Debt 3.7 Equity 0.4 Total $15.7 Note: As of December 31, 2016, the Apollo subsidiaries providing investment management or advisory services to Athene included Athene Asset Management, L.P. ($66.1 billion) and AAME ($4.7 billion). ▪ Through its subsidiaries, Apollo managed or advised $70.8 billion of AUM in accounts owned by or related to Athene as of December 31, 2016 ▪ Of the total AUM, $15.7 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $719 million of Athene AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the year ended December 31, 2016 to $2.2 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 16

Appendix

Summary of Combined Economic Income (Loss)

APOLLO

($ in thousands, except per share data and where noted)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
Management fees from related parties	$233,149	$230,933	$241,633	$258,485	$246,598	$911,893	$977,649
Advisory and transaction fees from related parties, net	(20,083)	7,999	64,899	30,251	43,966	14,186	147,115
Carried interest income (loss) from related parties:							
Unrealized	(58,620)	(170,891)	286,505	167,484	227,901	(387,541)	510,999
Realized	36,196	49,923	41,980	35,843	147,141	484,831	274,887
Total Carried Interest Income (Loss) from Related Parties	(22,424)	(120,968)	328,485	203,327	375,042	97,290	785,886
Total Revenues	**190,642**	**117,964**	**635,017**	**492,063**	**665,606**	**1,023,369**	**1,910,650**
Salary, bonus and benefits	84,577	92,370	94,522	86,804	93,194	355,922	366,890
Equity-based compensation	16,772	16,720	15,722	16,154	15,872	62,184	64,468
Profit sharing expense:							
Unrealized	(18,131)	(67,682)	100,836	56,475	90,228	(136,653)	179,857
Realized	12,451	34,189	23,897	20,316	58,391	222,684	136,793
Total Profit Sharing Expense	(5,680)	(33,493)	124,733	76,791	148,619	86,031	316,650
Non-compensation expenses:							
General, administrative and other	65,253	52,361	61,518	51,953	52,658	221,806	218,490
Placement fees	3,763	1,701	1,789	1,053	19,890	8,939	24,433
Total Non-Compensation Expenses	69,016	54,062	63,307	53,006	72,548	230,745	242,923
Total Expenses	**164,685**	**129,659**	**298,284**	**232,755**	**330,233**	**734,882**	**990,931**
Income (loss) from equity method investments	(2,139)	(3,859)	44,706	22,919	38,815	16,078	102,581
Net gains (losses) from investment activities	14,841	(56,499)	88,498	17,362	89,247	121,132	138,608
Net interest loss	(6,830)	(6,891)	(8,886)	(11,528)	(11,714)	(26,533)	(39,019)
Other income (loss), net	1,950	(561)	258	(4,903)	3,048	8,177	(2,158)
Other Income (Loss)	**7,822**	**(67,810)**	**124,576**	**23,850**	**119,396**	**118,854**	**200,012**
Non-Controlling Interest	(2,918)	(2,385)	(2,175)	(510)	(2,394)	(11,684)	(7,464)
Economic Income (Loss)	**$30,861**	**($81,890)**	**$459,134**	**$282,648**	**$452,375**	**$395,657**	**$1,112,267**
Income tax (provision) benefit	2,027	8,926	(64,283)	(51,896)	(58,269)	(10,518)	(165,522)
Economic Net Income (Loss)	**$32,888**	**($72,964)**	**$394,851**	**$230,752**	**$394,106**	**$385,139**	**$946,745**
Per Share	**$0.08**	**($0.18)**	**$0.98**	**$0.58**	**$0.98**	**$0.96**	**$2.36**
Fee Related Earnings	**$113,349**	**$98,804**	**$153,122**	**$146,483**	**$131,465**	**$422,047**	**$529,874**
Distributable Earnings	**$130,612**	**$104,755**	**$164,315**	**$152,636**	**$226,226**	**$622,821**	**$647,932**
AUM *($ in millions)*	170,123	172,513	186,266	188,636	191,688	170,123	191,688
Fee-Generating AUM *($ in millions)*	138,097	141,073	145,428	148,669	150,798	138,097	150,798

18

Private Equity

APOLLO

($ in thousands, except where noted)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
Management fees from related parties	$75,094	$74,918	$76,518	$91,545	$79,014	$295,836	$321,995
Advisory and transaction fees from related parties, net	(24,975)	2,713	58,301	26,601	41,060	(7,485)	128,675
Carried interest income (loss) from related parties:							
Unrealized	(49,014)	(146,335)	207,845	75,019	232,278	(314,161)	368,807
Realized	3,647	—	266	9,844	72,182	339,822	82,292
Total Carried Interest Income (Loss) from Related Parties	(45,367)	(146,335)	208,111	84,863	304,460	25,661	451,099
Total Revenues	**4,752**	**(68,704)**	**342,930**	**203,009**	**424,534**	**314,012**	**901,769**
Salary, bonus and benefits	29,861	32,074	31,564	32,532	28,293	123,653	124,463
Equity-based compensation	7,857	7,385	6,765	6,645	6,754	31,324	27,549
Profit sharing expense:							
Unrealized	(19,166)	(57,374)	67,543	19,234	85,240	(129,258)	114,643
Realized	4,942	—	132	7,266	36,495	175,830	43,893
Total Profit Sharing Expense	(14,224)	(57,374)	67,675	26,500	121,735	46,572	158,536
Non-compensation expenses:							
General, administrative and other	28,154	15,731	20,551	18,118	16,923	75,559	71,323
Placement fees	2,982	994	1,085	330	(112)	4,550	2,297
Total Non-Compensation Expenses	31,136	16,725	21,636	18,448	16,811	80,109	73,620
Total Expenses	**54,630**	**(1,190)**	**127,640**	**84,125**	**173,593**	**281,658**	**384,168**
Income (loss) from equity method investments	537	(5,483)	31,410	14,384	25,970	19,125	66,281
Net gains (losses) from investment activities	1,029	(4,106)	6,457	1,191	7,837	6,933	11,379
Net interest loss	(2,439)	(2,428)	(3,252)	(4,188)	(4,319)	(9,878)	(14,187)
Other income (loss), net	245	(124)	341	103	1,330	3,148	1,650
Other Income (Loss)	**(628)**	**(12,141)**	**34,956**	**11,490**	**30,818**	**19,328**	**65,123**
Economic Income (Loss)[1]	**($50,506)**	**($79,655)**	**$250,246**	**$130,374**	**$281,759**	**$51,682**	**$582,724**
Fee Related Earnings	**$35,367**	**$28,708**	**$81,960**	**$67,269**	**$75,161**	**$132,577**	**$253,098**
AUM *($ in millions)*	37,502	37,702	41,181	42,181	43,628	37,502	43,628
Fee-Generating AUM *($ in millions)*	29,258	29,325	29,530	30,630	30,722	29,258	30,722

(1) 4Q'15 and FY'15 includes impact of reserve of $45 million accrued in connection with an SEC regulatory matter previously disclosed in our 2015 Annual Report on Form 10-K principally concerning the acceleration of fees from fund portfolio companies.

19

Credit

APOLLO

($ in thousands, except where noted)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
Management fees from related parties	$143,451	$142,511	$151,252	$151,386	$151,560	$565,241	$596,709
Advisory and transaction fees from related parties, net	3,333	4,410	3,036	2,612	2,475	17,246	12,533
Carried interest income (loss) from related parties:							
Unrealized	(12,786)	(21,179)	80,397	91,502	(13,446)	(80,534)	137,274
Realized	30,404	45,152	40,046	20,500	74,331	139,152	180,029
Total Carried Interest Income (Loss) from Related Parties	17,618	23,973	120,443	112,002	60,885	58,618	317,303
Total Revenues	**164,402**	**170,894**	**274,731**	**266,000**	**214,920**	**641,105**	**926,545**
Salary, bonus and benefits	46,475	51,612	54,709	45,143	57,792	200,032	209,256
Equity-based compensation	7,889	8,560	8,300	8,834	8,491	26,683	34,185
Profit sharing expense:							
Unrealized	(464)	(9,137)	33,954	36,809	1,386	(10,363)	63,012
Realized	7,995	30,561	23,215	8,988	21,951	44,747	84,715
Total Profit Sharing Expense	7,531	21,424	57,169	45,797	23,337	34,384	147,727
Non-compensation expenses:							
General, administrative and other	31,472	30,486	35,546	29,161	30,446	123,378	125,639
Placement fees	781	707	683	723	19,934	4,389	22,047
Total Non-Compensation Expenses	32,253	31,193	36,229	29,884	50,380	127,767	147,686
Total Expenses	**94,148**	**112,789**	**156,407**	**129,658**	**140,000**	**388,866**	**538,854**
Income (loss) from equity method investments	(3,371)	848	12,940	8,036	11,466	(6,025)	33,290
Net gains (losses) from investment activities	13,812	(52,393)	82,041	16,171	81,410	114,199	127,229
Net interest loss	(3,633)	(3,655)	(4,715)	(6,172)	(6,127)	(13,740)	(20,669)
Other income (loss), net	1,651	(408)	(127)	(4,977)	1,012	3,574	(4,500)
Other Income (Loss)	**8,459**	**(55,608)**	**90,139**	**13,058**	**87,761**	**98,008**	**135,350**
Non-Controlling Interest	(2,918)	(2,385)	(2,175)	(510)	(2,394)	(11,684)	(7,464)
Economic Income[1]	**$75,795**	**$112**	**$206,288**	**$148,890**	**$160,287**	**$338,563**	**$515,577**
Fee Related Earnings	**$75,633**	**$70,573**	**$67,384**	**$76,454**	**$51,929**	**$287,880**	**$266,340**
AUM *($ in millions)*	121,361	123,854	133,884	135,396	136,607	121,361	136,607
Fee-Generating AUM *($ in millions)*	101,522	104,904	108,774	110,123	111,781	101,522	111,781

(1) 3Q'16 and FY'16 include a $7.7 million reversal of previously accrued carried interest income.

20

Real Estate

APOLLO

($ in thousands, except where noted)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
Management fees from related parties	$14,604	$13,504	$13,863	$15,554	$16,024	$50,816	$58,945
Advisory and transaction fees from related parties, net	1,559	876	3,562	1,038	431	4,425	5,907
Carried interest income (loss) from related parties:							
Unrealized	3,180	(3,377)	(1,737)	963	9,069	7,154	4,918
Realized	2,145	4,771	1,668	5,499	628	5,857	12,566
Total Carried Interest Income (Loss) from Related Parties	5,325	1,394	(69)	6,462	9,697	13,011	17,484
Total Revenues	**21,488**	**15,774**	**17,356**	**23,054**	**26,152**	**68,252**	**82,336**
Salary, bonus and benefits	8,241	8,684	8,249	9,129	7,109	32,237	33,171
Equity-based compensation	1,026	775	657	675	627	4,177	2,734
Profit sharing expense:							
Unrealized	1,499	(1,171)	(661)	432	3,602	2,968	2,202
Realized	(486)	3,628	550	4,062	(55)	2,107	8,185
Total Profit Sharing Expense	1,013	2,457	(111)	4,494	3,547	5,075	10,387
Non-compensation expenses:							
General, administrative and other	5,627	6,144	5,421	4,674	5,289	22,869	21,528
Placement fees	—	—	21	—	68	—	89
Total Non-Compensation Expenses	5,627	6,144	5,442	4,674	5,357	22,869	21,617
Total Expenses	**15,907**	**18,060**	**14,237**	**18,972**	**16,640**	**64,358**	**67,909**
Income from equity method investments	695	776	356	499	1,379	2,978	3,010
Net interest loss	(758)	(808)	(919)	(1,168)	(1,268)	(2,915)	(4,163)
Other income (loss), net	54	(29)	44	(29)	706	1,455	692
Other Income (Loss)	**(9)**	**(61)**	**(519)**	**(698)**	**817**	**1,518**	**(461)**
Economic Income (Loss)	**$5,572**	**($2,347)**	**$2,600**	**$3,384**	**$10,329**	**$5,412**	**$13,966**
Fee Related Earnings	**$2,349**	**($477)**	**$3,778**	**$2,760**	**$4,375**	**$1,590**	**$10,436**
AUM *($ in millions)*	11,260	10,957	11,201	11,059	11,453	11,260	11,453
Fee-Generating AUM *($ in millions)*	7,317	6,844	7,124	7,916	8,295	7,317	8,295

21

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

APOLLO

($ in thousands, except share data)	4Q'15	1Q'16	2Q'16	3Q'16	4Q'16	FY'15	FY'16
Net Income (Loss) Attributable to Apollo Global Management, LLC	$6,091	($32,828)	$174,092	$94,619	$166,967	$134,497	$402,850
Distributions declared on Class A shares	(63,377)	(51,432)	(46,014)	(68,356)	(64,911)	(339,397)	(230,713)
Distribution on participating securities	(3,146)	(2,123)	(1,766)	(2,404)	(2,103)	(28,497)	(8,396)
Earnings allocable to participating securities	—	—	(4,959)	(849)	(3,337)	—	(6,430)
Undistributed income (loss) attributable to Class A shareholders: Basic	($60,432)	($86,383)	$121,353	$23,010	$96,616	($233,397)	$157,311
GAAP weighted average number of Class A shares outstanding: Basic	180,370,747	182,665,330	183,695,920	184,438,515	185,146,949	173,271,666	183,998,080
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	*$0.02*	*($0.19)*	*$0.91*	*$0.50*	*$0.87*	*$0.61*	*$2.11*
Distributed Income	*$0.35*	*$0.28*	*$0.25*	*$0.37*	*$0.35*	*$1.96*	*$1.25*
Undistributed Income (Loss)	*($0.33)*	*($0.47)*	*$0.66*	*$0.13*	*$0.52*	*($1.35)*	*$0.86*
Net Income (Loss) Attributable to Apollo Global Management, LLC	$6,091	($32,828)	$174,092	$94,619	$166,967	$134,497	$402,850
Net Income (Loss) Attributable to Apollo Global Management, LLC to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	23,809	(46,880)	279,699	169,766	255,579	242,731	658,164
Income (Loss) Before Income Tax (Provision) Benefit	$29,900	($79,708)	$453,791	$264,385	$422,546	$377,228	$1,061,014
Income (Loss) Before Income Tax (Provision) Benefit to Economic Income (Loss) Differences[1]	961	(2,182)	5,343	18,263	29,829	18,429	51,253
Economic Income (Loss)	$30,861	($81,890)	$459,134	$282,648	$452,375	$395,657	$1,112,267
Income tax (provision) benefit on Economic Income	2,027	8,926	(64,283)	(51,896)	(58,269)	(10,518)	(165,522)
Economic Net Income (Loss)	$32,888	($72,964)	$394,851	$230,752	$394,106	$385,139	$946,745
Weighted Average Economic Net Income Shares Outstanding[2]	401,988,092	402,077,109	401,185,464	401,248,755	401,371,668	402,923,251	401,464,645
Economic Net Income (Loss) per Share	*$0.08*	*($0.18)*	*$0.98*	*$0.58*	*$0.98*	*$0.96*	*$2.36*
Economic Net Income to Distributable Earnings Differences[1]	97,724	177,719	(230,536)	(78,116)	(167,880)	237,682	(298,813)
Distributable Earnings	$130,612	$104,755	$164,315	$152,636	$226,226	$622,821	$647,932
Taxes and Related Payables	(3,425)	(2,273)	(2,968)	(4,105)	(289)	(9,715)	(9,635)
Distributable Earnings After Taxes and Related Payables	$127,187	$102,482	$161,347	$148,531	$225,937	$613,106	$638,297
Distributable Earnings Shares Outstanding[2]	409,775,021	407,447,658	407,343,429	407,212,090	409,974,049	409,775,021	409,974,049
Distributable Earnings per Share of Common & Equivalent	*$0.31*	*$0.25*	*$0.40*	*$0.36*	*$0.55*	*$1.50*	*$1.56*

(1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss) and Distributable Earnings.
(2) See page 25 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

22

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	4Q'15	3Q'16	4Q'16	FY'15	FY'16
Total Revenues (GAAP)	$193,651	$503,731	$685,380	$1,041,670	$1,970,384
Equity awards granted by unconsolidated related parties and reimbursable expenses	(5,390)	(18,217)	(22,638)	(27,949)	(73,913)
Adjustments related to consolidated funds and VIEs	928	937	2,677	3,696	5,477
Other	1,453	5,612	187	5,952	8,702
Total Segment Revenues	$190,642	$492,063	$665,606	$1,023,369	$1,910,650
Total Expenses (GAAP)	$187,529	$282,257	$398,364	$830,975	$1,165,918
Equity awards granted by unconsolidated related parties and reimbursable expenses	(5,177)	(19,688)	(22,673)	(28,658)	(75,653)
Transaction-related compensation charges	(2,669)	(14,276)	(29,494)	(4,825)	(46,293)
Reclassification of interest expense[(1)]	(7,617)	(12,832)	(12,977)	(30,071)	(43,482)
Amortization of transaction-related intangibles	(8,558)	(2,212)	(2,199)	(33,998)	(8,807)
Other	1,177	(494)	(788)	1,459	(752)
Total Segment Expenses	$164,685	$232,755	$330,233	$734,882	$990,931
Total Other Income, net (GAAP)	$23,778	$42,911	$135,530	$166,533	$256,548
Reclassification of interest expense[(1)]	(7,617)	(12,832)	(12,977)	(30,071)	(43,482)
Adjustments related to consolidated funds and VIEs	(8,269)	(533)	(1,905)	(14,652)	(3,982)
Other	(70)	(5,696)	(1,252)	(2,956)	(9,072)
Total Segment Other Income	$7,822	$23,850	$119,396	$118,854	$200,012

(1) For EI presentation purposes, interest income is presented net of interest expense as a component of other income.

23

Walkdown of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)

				4Q'16		FY'16	
				Results	Per Share	Results	Per Share
Economic Net Income	Distributable Earnings After Taxes and Related Payables	Fee Related Earnings	Management fees	$246,598		$977,649	
			Advisory and transaction fees from related parties, net	43,966		147,115	
			Carried interest income from related parties	5,425		22,941	
			Salary, bonus and benefits	(93,194)		(366,890)	
			Other expenses	(72,548)		(242,923)	
			Other income (loss)	1,218		(8,018)	
			Fee Related Earnings	**$131,465**		**$529,874**	
			Net realized carried interest income	83,325		115,153	
			Non-cash revenues	(842)		(3,369)	
			Investment (income) loss and other	9,882		(3,654)	
			Depreciation, amortization and other	2,396		9,928	
			Taxes and related payables	(289)		(9,635)	
			Distributable Earnings After Taxes and Related Payables	**$225,937**	**$0.55**	**$638,297**	**$1.56**
			Taxes and related payables	289		9,635	
			Net unrealized carried interest income	137,673		331,142	
			Non-cash revenues	842		3,369	
			Investment and other income	105,902		204,220	
			Equity-based compensation	(15,872)		(64,468)	
			Depreciation, amortization and other	(2,396)		(9,928)	
			Income tax provision	(58,269)		(165,522)	
			Economic Net Income	**$394,106**	**$0.98**	**$946,745**	**$2.36**

24

4Q'15 1Q'16 2Q'16 3Q'16 4Q'16 FY'15 FY'16 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 180,370,747 182,665,330 183,695,920 184,438,515 185,146,949 173,271,666 183,998,080 Non-GAAP Adjustments: Apollo Operating Group Units 216,181,813 216,169,856 216,065,719 215,869,166 215,569,749 219,575,738 215,917,462 RSUs 5,331,288 3,142,789 1,333,695 873,973 581,473 9,984,862 1,466,803 Restricted shares 104,244 99,134 90,130 67,101 73,497 90,985 82,300 Weighted-Average Economic Net Income Shares Outstanding 401,988,092 402,077,109 401,185,464 401,248,755 401,371,668 402,923,251 401,464,645 4Q'15 1Q'16 2Q'16 3Q'16 4Q'16 Total GAAP Class A Shares Outstanding 181,078,937 183,401,191 184,104,686 184,743,799 185,460,294 Non-GAAP Adjustments: Apollo Operating Group Units 216,169,856 216,169,856 216,000,633 215,795,633 215,457,239 Vested RSUs 6,294,053 1,809,730 1,327,326 997,519 2,752,455 Economic Net Income Shares Outstanding 403,542,846 401,380,777 401,432,645 401,536,951 403,669,988 Unvested RSUs Eligible for Distribution Equivalents 6,232,175 6,066,881 5,910,784 5,675,139 6,304,061 Distributable Earnings Shares Outstanding 409,775,021 407,447,658 407,343,429 407,212,090 409,974,049 Share Reconciliation 25

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands)	As of December 31, 2016			
	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$806,329	$—	$—	$806,329
Cash and cash equivalents held at consolidated funds	—	7,335	—	7,335
Restricted cash	4,680	—	—	4,680
Investments	1,567,388	5,378	(78,022)	1,494,744
Assets of consolidated variable interest entities	—	1,002,094	(283)	1,001,811
Carried interest receivable	1,258,887	—	(1,782)	1,257,105
Due from related parties	255,342	—	(489)	254,853
Deferred tax assets	572,263	—	—	572,263
Other assets	118,181	768	(89)	118,860
Goodwill	88,852	—	—	88,852
Intangible assets, net	22,721	—	—	22,721
Total Assets	$4,694,643	$1,015,575	($80,665)	$5,629,553
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$57,465	$—	$—	$57,465
Accrued compensation and benefits	52,754	—	—	52,754
Deferred revenue	174,893	—	—	174,893
Due to related parties	638,126	—	—	638,126
Profit sharing payable	550,148	—	—	550,148
Debt	1,352,447	—	—	1,352,447
Liabilities of consolidated variable interest entities	—	898,248	(43,669)	854,579
Other liabilities	81,568	45	—	81,613
Total Liabilities	2,907,401	898,293	(43,669)	3,762,025
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Additional paid in capital	1,830,025	—	—	1,830,025
Accumulated deficit	(986,187)	16,131	(16,130)	(986,186)
Accumulated other comprehensive income (loss)	(5,750)	(3,029)	56	(8,723)
Total Apollo Global Management, LLC shareholders' equity	838,088	13,102	(16,074)	835,116
Non-Controlling Interests in consolidated entities	6,805	104,180	(20,922)	90,063
Non-Controlling Interests in Apollo Operating Group	942,349	—	—	942,349
Total Shareholders' Equity	1,787,242	117,282	(36,996)	1,867,528
Total Liabilities and Shareholders' Equity	$4,694,643	$1,015,575	($80,665)	$5,629,553

(1) Represents amounts of the total combined segments.

26

Investment Records as of December 31, 2016

APOLLO

Drawdown

									As of December 31, 2016	
($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund VIII	2013	$20,336	$18,377	$10,017	$895	$9,281	$11,628	$12,523	25 %	13 %
Fund VII	2008	6,439	14,677	16,033	29,377	3,668	3,945	33,322	35	26
Fund VI	2006	3,349	10,136	12,457	18,001	3,505	2,727	20,728	12	9
Fund V	2001	337	3,742	5,192	12,697	138	80	12,777	61	44
Funds I, II, III, IV & MIA[3]	Various	29	7,320	8,753	17,400	—	14	17,414	39	26
Traditional Private Equity Funds[4]		*$30,490*	*$54,252*	*$52,452*	*$78,370*	*$16,592*	*$18,394*	*$96,764*	*39 %*	*25 %*
ANRP II	2016	3,673	3,454	581	144	505	788	932	NM[2]	NM[2]
ANRP I	2012	1,550	1,323	1,018	236	855	1,191	1,427	15	9
AION	2013	706	826	326	127	236	210	337	3 %	(11)%
Total Private Equity[9]		**$36,419**	**$59,855**	**$54,377**	**$78,877**	**$18,188**	**$20,583**	**$99,460**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,124	$3,426	$4,182	$1,751	$2,566	$2,127	$3,878	(3)%	(4)%
COF I & II	2008	445	3,068	3,787	7,389	127	158	7,547	23	20
European Principal Finance Funds										
EPF II[5]	2012	4,099	3,379	3,443	1,393	2,051	3,206	4,599	20	11
EPF I[5]	2007	269	1,362	1,790	2,960	—	46	3,006	23	17
Structured Credit Funds										
FCI II	2013	2,507	1,555	1,953	559	1,682	2,056	2,615	17	13
FCI I	2012	1,044	559	1,230	852	793	818	1,670	16	12
SCRF III[12]	2015	986	1,238	1,611	671	739	1,165	1,836	18	14
SCRF I & II[12]	Various	12	222	707	872	7	12	884	27	21
Other Drawdown Funds & SIAs[6]	Various	6,601	8,792	7,250	7,387	1,941	1,743	9,130	9	6
Total Credit[10]		**$19,087**	**$23,601**	**$25,953**	**$23,834**	**$9,906**	**$11,331**	**$35,165**		
Real Estate:										
U.S. RE Fund II[7]	2016	$687	$651	$409	$69	$384	$425	$494	17 %	17 %
U.S. RE Fund I[7]	2012	512	648	623	574	271	339	913	17	13
AGRE Debt Fund I[13]	2011	917	1,913	1,850	1,148	923	849	1,997	7	6
CPI Funds[8]	Various	605	4,768	2,475	2,529	311	102	2,631	15	12
Total Real Estate[11]		**$2,721**	**$7,980**	**$5,357**	**$4,320**	**$1,889**	**$1,715**	**$6,035**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 28.

27

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.05 as of December 31, 2016. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.05 as of December 31, 2016. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $9.1 billion of Total Invested Capital through December 31, 2016. (7) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $150 million and $178 million of co-investment commitments raised as of December 31, 2016, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.23 as of December 31, 2016. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to December 31, 2016 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $7.2 billion of aggregate AUM as of December 31, 2016. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $4.8 billion of aggregate AUM as of December 31, 2016. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $4.8 billion of aggregate AUM as of December 31, 2016. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investors in this U.S. Dollar denominated fund have chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to December 31, 2016 was 10% and 9%, respectively. 28

Investment Records as of December 31, 2016 Permanent Capital Vehicles ex Athene Non-Sub-Advised Total Returns(3) ($ in millions) IPO Year(4) Total AUM 4Q'16 FY'16 4Q'15 FY'15 Credit: MidCap(5) N/A $7,181 NM(6) NM(6) NM(6) NM(6) AIF 2013 386 3% 23% — (4)% AFT 2011 431 5 24 (1)% (2) AINV(7) 2004 4,386 4 26 (1) (20) Real Estate: ARI(8) 2009 3,434 4% 8% 13% 17 % Total $15,818 Liquid/Performing Net Returns ($ in millions) Vintage Year Total AUM 4Q'16 FY'16 4Q'15 FY'15 Credit: Hedge Funds(1) Various $6,035 2% 11% (2)% —% CLOs(2) Various 12,208 2 9 (1) 2 SIAs / Other Various 17,441 1 9 (1) 1 Total $35,684 Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non- Sub-Advised which refers to that portion of Athene’s assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of December 31, 2016, unless otherwise noted. Footnotes to the above tables appear on page 30. 29

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Credit Short Opportunities Fund. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of September 30, 2016 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company sub-advised by Apollo. Net returns exclude performance of the non-traded business development company. (8) Amounts are as of September 30, 2016. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 30

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ Fee Related Earnings, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) carried interest income earned from a publicly traded business development company we manage and (iv) other income, net, excluding gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 31

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our related parties registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the UK Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the UK. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2016 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2016 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred or earned by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2016 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” (a) assets that are owned by or related to Athene, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo Capital Management, L.P., (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangement of ARI has a one year term and is reviewed annually by the company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of the company’s independent directors. The investment management arrangements between MidCap and Apollo Capital Management, L.P. and Athene and Athene Asset Management, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise has occurred. 34

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 35